Exhibit 3
STEEL VAULT CORPORATION
CONVERTIBLE NOTE AND WARRANT SUBSCRIPTION AGREEMENT
This Convertible Note and Warrant Subscription Agreement (this “Agreement”), dated as of June 4, 2009 (the “Effective Date”), is made and entered into between Steel Vault Corporation, a Delaware corporation (the “Company”), and VeriChip Corporation, a Delaware corporation (the “Investor”).
This Agreement sets forth the terms under which the Investor will purchase from the Company (i) a Secured Convertible Promissory Note in the principal amount of five hundred thousand dollars ($500,000.00) in the form attached hereto as Appendix A (the “Note”), and (ii) a Warrant to purchase common stock, par value $0.01 per share, of the Company (the “Common Stock”), in the form attached hereto as Appendix B (the “Warrant,” and together with the Note hereafter collectively referred to as, the “Securities”), for a purchase price of five hundred thousand dollars ($500,000.00) (the “Purchase Price”) as set forth below.
The Securities are part of an offering of securities made by the Company to various investors, pursuant to which the Company will issue and sell to the investors and the investors will purchase, for a minimum of $500,000 and a maximum of $700,000 in the aggregate, Secured Convertible Promissory Notes (the “Offering Notes”) and Warrants to purchase Common Stock (the “Offering”).
NOTICE TO INVESTOR: THE SECURITIES PURCHASED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY BE NOT OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM. FURTHER RESTRICTIONS ON TRANSFERABILITY OF THE SECURITIES ARE CONTAINED IN THIS AGREEMENT.
1. Subscription. Subject to the terms of this Agreement, the Investor hereby subscribes for the Securities, and the Investor’s delivery of this Agreement will be accompanied by payment of the Purchase Price for the Securities subscribed for hereunder, payable in United States Dollars, as set forth in the instructions attached hereto as Exhibit A. This Agreement is not enforceable by the Investor unless it has been accepted by the Company, and the Investor acknowledges and agrees that the Company reserves the right to reject any subscription for any reason.

2. Representations and Warranties of Investor. The Investor is making the following representations, warranties and agreements with the intent that they be relied upon in determining the Investor’s suitability to purchase the Securities, and the Investor agrees that such representations, warranties and agreements shall survive the date of this Agreement and the Investor’s purchase of the Securities. The Investor hereby represents and warrants to, and agrees with, the Company, and each of its officers, directors, persons who control the Company and affiliates of the foregoing, as follows:
2.1 The Investor is (i) if a natural person, at least twenty-one (21) years of age, and (ii) a bona fide permanent resident of and is domiciled in the state shown in the address line of the Investor’s signature page to this Agreement, and has no present intention of becoming a resident of any other state or jurisdiction.  The Investor is, and on each date on which the Investor continues to own restricted securities from the Offering will be, an “Accredited Investor” as defined in Rule 501(a) under the Securities Act. In general, an “Accredited Investor” is deemed to be an institution with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with his or her spouse.
2.2 The Investor acknowledges careful review of this Agreement and all exhibits and appendices hereto and hereby represents that: (i) the Company has provided the Investor during the course of this transaction with all information regarding the Company that the Investor has requested and (ii) the Investor has been afforded access to and the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the Company, the terms and conditions of the Offering of the Securities, and any additional information that the Investor has requested. The Investor acknowledges that it has access to the periodic reports, proxy statements and other information that the Company has filed, or will in the future file with the SEC until the termination of the Offering (the “SEC Filings”), without charge at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or on the Internet at http://www.sec.gov. The Investor acknowledges that it has read the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on December 24, 2008.
2.3 The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and is not utilizing any other person to be the Investor’s representative in connection with evaluating such merits and risks.  The Investor’s overall commitment to investments that are not readily marketable is not disproportionate to the Investor’s net worth, and an investment in the Securities will not cause such overall commitment to become excessive.
2.4 The Investor is acquiring the Securities for the Investor’s own account, for investment purposes only, and not with a view toward the resale, resyndication, distribution, subdivision or fractionalization thereof, and has no present intention of selling or transferring or otherwise distributing the same. The Investor at the present time and in the foreseeable future (i) has no need for liquidity in this investment, (ii) has the ability to bear the economic risk of this investment, (iii) can afford a complete loss of this investment, (iv) can hold the Securities for an indefinite period of time, and (v) this investment constitutes an appropriate investment for and is not in violation of any investment restrictions (whether by statute, contract or otherwise) binding upon the Investor.

2.5 In making an investment in the Securities, the Investor acknowledges that no oral representations or warranties have been made to the Investor. In making the decision to invest in the Securities, the Investor has relied solely on the information in the SEC Filings. The Investor has been advised that no person is authorized to give any information or make any statement not contained in the SEC Filings, and that any information or statement not contained therein must not be relied upon as having been authorized by the Company, its officers, directors, affiliates or persons who control the Company.
2.6 The Investor is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Securities. The Investor has consulted such legal, financial and tax advisers as have been necessary to evaluate the merits and risks of this investment.
2.7 The Investor agrees that the Securities (including any interest therein) will not be sold or otherwise disposed of by the Investor unless either (i) the sale or other disposition will be pursuant to a registration statement under the 1933 Act, and any applicable securities laws of any state or other jurisdiction or (ii) the Investor shall have notified the Company in writing of any desire on the part of the Investor to sell or dispose of all or part of the such Securities and of the manner and terms of the proposed transaction, and the Company shall have been advised in writing by counsel acceptable to it that no registration of such Securities under the 1933 Act, or the rules and regulations then in effect thereunder, or any applicable state securities laws, is required in connection with the proposed sale or other disposition. Except as provided in Section 5 hereof, the Investor acknowledges that the Company is under no obligation whatsoever in connection with any such registration or exemption.
2.8 The Investor understands and agrees that all certificates evidencing ownership of the Securities, or any replacement thereof, shall bear an appropriate legend to the effect that the securities evidenced by such certificate or instruments have not been registered under the 1933 Act and setting forth or referring to the restrictions on transferability and sale of the securities.
2.9 All information provided by the Investor to the Company is true and correct in all respects as of the date hereof, and if there should be any material change in such information either prior to the Company accepting the Investor’s subscription or thereafter, the Investor will immediately furnish such revised or corrected information to the Company.
2.10 The Investor understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities and that the Company is relying on the truth and accuracy of the representations warranties and agreements made by the Investor in Offering the Securities for sale to the Investor without having first registered the same under the 1933 Act.
2.11 The Investor acknowledges that there have been no representations, guarantees or warranties made to the Investor by the Company, its officers, directors, controlling persons, agents or employees or any other person, expressly or by implication, with respect to the amount of or type of consideration, profit or loss (including tax benefits) to be realized, if any, as a result of the Investor’s investment.

2.12 The Investor is unaware of, is in no way relying on, and did not become aware of the Offering of the Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, and is not subscribing for Securities and did not become aware of the Offering of the Securities through or as a result of any seminar or meeting to which the Investor was invited by, or any solicitation of a subscription by, a person not previously known to the Investor in connection with investments in securities generally.
2.13 The Investor acknowledges that the purchase of the Securities involves a high degree of risk in that (i) the Company may need additional capital but has no assurance of additional necessary capital, (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities, (iii) an investor may not be able to liquidate its investment, (iv) transferability of the Securities is extremely limited, (v) an investor could sustain the loss of its entire investment, and (vi) the Company is and will be subject to numerous other risks and uncertainties, including without limitation, significant and material risks relating to the business and operations of the Company, and the industries and markets in which the Company competes, all as more fully set forth in the SEC Filings.
2.14 The Investor agrees that:
(i) the subscription hereunder is irrevocable, and that this Agreement and any agreements of the Investor hereunder shall survive the death or disability of the Investor and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Investor is more than one person, the obligations of the Investor hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such Investor and the Investor’s heirs, executors, administrators, successors, legal representatives and assigns;
(ii) this subscription may be accepted or rejected, in whole or in part, by the Company, without giving any reason therefore; and
(iii) in the event the Offering of Securities is oversubscribed, the Company may, in its sole discretion, reject certain subscriptions or allocate Securities among subscribers, or a combination thereof based upon the number shares owned by such subscriber in relation to the total number of shares owned by all subscribers whose subscriptions have been accepted by the Company (as determined prior to the purchase of any Securities).
2.15 If the Investor is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that:  (i) it was not formed for the purpose of investing in the Company, (ii) it is authorized and otherwise duly qualified to purchase and hold the Securities, (iii) this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned, and (iv) the execution and delivery of this Agreement will not result in any violation of, or be in conflict with, or constitute default under, the organizational documents of such entity, any agreement or instrument to which such entity is a party or by which such entity or its respective properties are bound, or any judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to such entity.

2.16  If the Investor is not a United States person, the Investor hereby represents and warrants that it or he has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  The Investor’s subscription and payment for, and its or his continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Investor’s jurisdiction.
3. Indemnification. The Investor agrees to indemnify and hold harmless the Company and its directors and officers, their affiliates or anyone acting on behalf of the Company from and against any and all damages, losses, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of the failure of Investor to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Investor herein, or in any document provided by the Investor to the Company.
4. Transferability. The Investor agrees that the Investor shall not transfer or assign this Agreement or any interest herein, and any such transfer or assignment purported to be made shall be null and void and of no effect.
5. Registration Rights.
5.1 The Company agrees to file a registration statement (the “Registration Statement”) covering the public resale of all the shares of Common Stock issuable (i) pursuant to conversion of the Note (the “Conversion Shares”) and (ii) pursuant to exercise of the Warrant (together with the Conversion Shares, the “Registrable Shares”) not later than the ninetieth (90) day following the day the Company has received written notice that the holder or holders of 50% or more of the Common Stock issuable pursuant to the conversion of the Offering Notes elect to convert all or part of the Offering Notes issued to such investors in the Offering, and the Company agrees to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the United States Securities and Exchange Commission (the “SEC”) as soon as practicable thereafter. The Company will use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act of 1933, as amended (the “1933 Act”), (x) for an Investor who is not an affiliate, as defined in Rule 144 promulgated by the SEC pursuant to the 1933 Act (an “Affiliate”), of the Company, until the date that is one year after the date that the Registration Statement is declared effective by the SEC or such earlier date when all Registrable Shares may be sold pursuant to an exemption from registration pursuant to Rule 144 promulgated by the SEC pursuant to the 1933 Act, and (y) for an Investor who is an Affiliate of the Company, until the date that the Investor has ceased to be an Affiliate of the Company for three months and can sell all Registrable Shares pursuant to Rule 144(b)(1) promulgated by the SEC pursuant to the 1933 Act.

 5.2 The Investor agrees to:
(i) timely furnish to the Company in writing such information regarding itself and the intended method of disposition of the Registrable Shares as the Company shall reasonably request in order to effect the registration thereof or to comply with applicable law;
(ii) to the extent required by applicable law, deliver a preliminary and definitive prospectus to the purchaser of the Registrable Shares sold under any Registration Statement;
(iii) notify the Company when it has sold all of the Registrable Shares held by it;
(iv) notify the Company promptly in the event that any information supplied by the Investor in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of the Registrable Shares pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and provide the Company with updates on such information as may be appropriate to make such amendment or supplement effective for such purpose;
(v) otherwise use commercially reasonable efforts to assist the Company and the underwriters, if any, in the preparation of documentation reasonably necessary or desirable to effectuate the resale of the Registrable Shares pursuant to any Registration Statement filed in accordance herewith;
(vi) upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), the Investor will and the Investor agrees to discontinue forthwith any disposition of such Registrable Shares under the applicable Registration Statement until the Investor’s receipt of the copies of the supplemented prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(vii) For purposes of this Agreement, a “Discontinuation Event” shall mean (a) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to the Investor); (b) any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or prospectus or for additional information; (c) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Shares or the initiation of any proceedings for that purpose; (d) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and/or (e) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, prospectus or other documents so that, in the case of such Registration Statement or prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
6. General Provisions.
6.1 Other than the Mutual Non-Disclosure Agreement entered into between the Company and the Investor, this Agreement and the exhibits and appendices attached hereto constitute the entire agreement between the parties and supersede and cancel any other agreements, or representations or communications, whether oral or written, between the parties relating to the transactions contemplated herein or the subject matter hereof.
6.2 This Agreement may be executed in more than one counterpart which shall, in the aggregate, be deemed to be the original instrument and agreement between the parties, and copies signed and transmitted electronically in a form readable by the recipient or by facsimile are as binding as if the original was signed in person.
6.3 Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to any party hereto by any other party hereto shall be, unless otherwise required by law, in writing and deemed duly served and given when actually received either when delivered by facsimile or when delivered by hand, by recognized express delivery services or via the United States mail, certified or registered, return, receipt requested, postage prepaid, addressed to the Company at its principal offices at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, and to the Investor at its address as set forth on the signature page to this Agreement or otherwise transmitted to the Company from time to time.
6.4 No term hereof may be changed, waived, discharged or terminate orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.
6.5 The headings in this Agreement are for the purposes and convenience of reference only and shall not be deemed to constitute a part hereof.

6.6 The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. The Company and Investor (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Palm Beach County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Palm Beach County, Florida, for state court proceedings, and the Southern District of Florida, for federal district court proceedings, and (c) waive any defense, whether asserted by a motion or pleading, that Palm Beach County, Florida, or the Southern District of Florida, is an improper or inconvenient venue.
6.7 The benefits of this Agreement shall inure, and the obligations of this Agreement shall be binding upon, the personal representatives, heirs, legatees, permitted successors and assigns of the parties hereto.
6.8 The Investor agrees that the Investor may not cancel, terminate, or revoke this Agreement or any agreement of the Investor made hereunder.
6.9 Except as otherwise provided in this Agreement, each party to this Agreement shall pay any and all fees and expenses that such party may incur in connection with the negotiation, execution and closing of the transactions contemplated by this Agreement.
(Signatures start on next page)

STEEL VAULT CORPORATION
CONVERTIBLE NOTE AND WARRANT SUBSCRIPTION AGREEMENT
SIGNATURE PAGE
IN WITNESS WHEREOF, the Investor has executed this Agreement on the date indicated below.

VERICHIP CORPORATION

By:	/s/ Scott R. Silverman

	Name:	Scott R. Silverman
	Title:	Chairman

Date Signed: June 4, 2009

1690 South Congress Avenue, Suite 200

Address

Delray Beach, Florida 33445

City		State Zip

(561) 805-8008

Business Telephone

(561) 805-8001

Business Fax

06-1637809

Employer Identification Number

*
If the Investor is a corporation, partnership, trust or other entity, or is otherwise acting as a fiduciary, the name and capacity (title) of the individual executing this Agreement on the Investor’s behalf should be printed or typed below the signature.

PLEASE SUPPLY THE FOLLOWING INFORMATION:
Manner in which title is to be held; (Check one)

Individual Ownership		Partnership*

Individual Retirement Account		Trust *

Qualified Retirement Plan	X	Corporation*

Other:		Limited Liability Company*

(Please indicate)

*
In the case of a partnership, state names of all partners and attach a copy of the partnership agreement. In the case of a corporation, attach a copy of the articles of incorporation together with the resolution of the board of directors authorizing this investment. In the case of a limited liability company, attach a copy of the articles of organization and operating agreement and a copy of any required member or manager resolutions authorizing this investment. In the case of a trust, attach a copy of the trust agreement.

ACCEPTANCE
Steel Vault Corporation hereby accepts and agrees to be bound by the foregoing subscription subject to the terms and conditions hereof as of the date indicated below.

STEEL VAULT CORPORATION
By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	CEO
Date Signed: June 4, 2009